EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of Credit Suisse Institutional International Fund, Inc.

In planning and performing our audit of the financial statements of Credit Suisse Institutional International Fund, Inc. (formerly known as Credit Suisse Institutional International Growth Fund, Inc.) (the "Fund") for the year ended August 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
October 15, 2001



EXHIBIT B:
Sub-ITEM 77I:

The Fund offers Class A, B and C shares effective July 31, 2001.

Class A shares are offered subject to a front-end sales load of up to 5.75% of the offering price of the Fund; provided, however, that such front-end sales charges may be waived in certain circumstances described in the Fund's prospectus and statement of additional information. The Fund's ClassA Shares are subject to a Rule 12b-1 fee of .25 of 1% per year of the average daily net assets of the Class A shares of the Fund consisting of distribution payments and/or service fees of .25 of 1% per year of the average daily net assets of the Class A shares of the Fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class A shares.
The Fund's Class B shares are offered subject to a contingent deferred sales charge of 4% if redeemed within 1 year after purchase, 3% if redeemed more than 1 year but less than 2 years after purchase, 2% if redeemed more than 2 years but less than 3 years after purchase, and 1% if redeemed more than 3 years but less than 4 years after purchase and 0% if redeemed more than 4 years after purchase; provided, however, that such contingent deferred sales charge may be waived in certain circumstances described in the Fund's prospectus and statement of additional information. The Fund's Class B shares are subject to a Rule 12b-1 fee at an annual rate of 1.00% per year of the average daily net assets of the ClassB shares of the Fund consisting of
(i) an asset-based sales charge of .75 of 1% per year of the average daily net assets of the Class B shares of the Fund and
(ii) a service fee of .25 of 1% per year of the average daily net assets of the Class B shares of the Fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class B shares.
The Fund's Class C shares will be offered subject to a contingent deferred sales charge of 1% if redeemed within 1 year after purchase and 0% if redeemed more than 1 year after purchase; provided, however, that such contingent deferred sales charge may be waived in certain circumstances described in the Fund's prospectus and Statement of Additional Information. The Fund's Class C shares will be subject to a Rule 12b-1 fee at an annual rate of 1.00% per year of the average daily net assets of the Class C shares of the Fund consisting of (i)an asset-based sales charge of .75 of 1% per year of the average daily net assets of the Class C shares of the Fund and (ii) a service fee of .25 of 1% per year of the average daily net assets of the Class C shares of the Fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class C shares.




EXHIBIT C:
SUB-ITEM 77Q1: Exhibits (4)

(1)                Amendment to the By-Laws
                             of
     Credit Suisse Institutional International Growth Fund, Inc.

Pursuant to Article VIII of the By-Laws of Credit Suisse
Institutional International Growth Fund, Inc., the name has changed to Credit Suisse Institutional International Fund, Inc.
Dated the 2nd day of July, 2001


(2)                  ARTICLES SUPPLEMENTARY
                             OF
       CREDIT SUISSE INSTITUTIONAL INTERNATIONAL GROWTH FUND, INC.

CREDIT SUISSE INSTITUTIONAL INTERNATIONAL GROWTH
FUND, INC. (the "Corporation"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:
FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940
Act"), and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), has adopted resolutions:
1. Authorizing the issuance of an additional
Three Billion (3,000,000,000) shares of Common Stock, with an aggregate par value of Three Million Dollars ($3,000,000).
2. Classifying One Billion (1,000,000,000)
Shares of such additional authorized but unissued shares as Class A Shares, One Billion (1,000,000,000) of such shares as Class B Shares, and One Billion (1,000,000,000) of such shares as Class C Shares.
SECOND: Each Class A Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class A Shares will share equally with Common
Stock other than Class A Shares ("Non-Class A
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class A
Shares with the liabilities and expenses of the Corporation, except that Class A Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class A Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class A Shares are sold;
(ii) Only Class A Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class A
Shares, except that if said matter also
affects Non-Class A Shares, Non-Class A
Shares will also be entitled to vote, and in such case Class A Shares will be voted in the aggregate together with such Non-Class A
Shares and not by series except where
otherwise required by law. Class A Shares will not be entitled to vote on any matter that does not affect Class A Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class A Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation
(the "Corporation's Registration
Statement"), certain Class A Shares may be converted automatically into Non-Class A
Shares based on the relative net asset values of such classes at the time of conversion;
subject, however, to any conditions of
conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.
THIRD: Each Class B Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class B Shares will share equally with Common
Stock other than  Class B Shares ("Non-Class
B Shares") in the income, earnings and
profits derived from investment and
reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Corporation, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional
Information pursuant to which the Class B
Shares are sold;
(ii) Only Class B Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class B
Shares, except that if said matter also
affects Non-Class B Shares, Non-Class B
Shares will also be entitled to vote, and in such case Class B Shares will be voted in the aggregate together with such Non-Class B
Shares and not by series except where
otherwise required by law. Class B Shares will not be entitled to vote on any matter that does not affect Class B Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class B Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class B Shares may be converted automatically into Non-Class B Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FOURTH: Each Class C Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class C Shares will share equally with Common
Stock other than Class C Shares ("Non-Class C
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class C
Shares with the liabilities and expenses of the Corporation, except that Class C Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class C shares are sold;
(ii) Only Class C Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class C
Shares, except that if said matter also
affects Non-Class C Shares, Non-Class C
Shares will also be entitled to vote, and in such case Class C Shares will be voted in the aggregate together with such Non-Class C
Shares and not by series except where
otherwise required by law. Class C Shares will not be entitled to vote on any matter that does not affect Class C Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class C Shares may be converted automatically into Non-Class C Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FIFTH: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in ARTICLE V of the Corporation's charter.


IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse
Institutional International Growth Fund, Inc., and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.
Dated: May 25, 2001
CREDIT SUISSE INSTITUTIONAL
INTERNATIONAL GROWTH FUND,
INC.

By: /s/ Hal Liebes
Name: Hal Liebes
Title: Vice President and Secretary
ATTEST:
/s/ Gregory N. Bressler
Name:  Gregory Bressler
Title:    Assistant Secretary


(3)                      ARTICLES OF AMENDMENT
                                  OF
                       ARTICLES OF INCORPORATION
                                  OF
       CREDIT SUISSE INSTITUTIONAL INTERNATIONAL GROWTH FUND, INC.

CREDIT SUISSE INSTITUTIONAL INTERNATIONAL GROWTH FUND, INC.
(the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:

FIRST: Article II of the Charter of the Corporation is amended to read as follows:

ARTICLE II
NAME
The name of the Corporations is Credit Suisse Institutional International Fund, Inc.
SECOND: The amendment is limited to a change expressly permitted by 2-605 of the Maryland General Corporation Law to be made without action by the stockholders, the amendment was approved by a majority of the entire Board of Directors and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
THIRD: The above amendment to the Charter shall become effective as of July 2, 2001.
IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein with respect to authorization and approval are true in all material respects.

DATE: June 29, 2001
 /s/Hal Liebes
Hal Liebes
Vice President and Secretary

ATTEST:
/s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary